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                                                                    Exhibit 99.1
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                                 [FRONT SIDE]

                              R E V O C A B L E
                                  P R O X Y

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SGV BANCORP, INC.

                               SGV BANCORP, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

                               November 18, 1999

                            2:00 p.m. Pacific Time

  The undersigned hereby appoints the Board of Directors of SGV Bancorp, Inc. (the "Company") to act as proxy for the undersigned, and to vote all shares of Common Stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on November 18, 1999, at 2:00 p.m. Pacific Time, at the Radisson Hotel San Gabriel Valley, 14635 Baldwin Park Town Center, Baldwin Park, California, and at any and all adjournments thereof, as indicated on the reverse side of this proxy.

  This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the Board of Directors in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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                 (UP ARROW)  FOLD AND DETACH HERE  (UP ARROW)


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                                                                Please mark
                                                               your votes as
                                                               indicated in
                                                               this example  [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS PRESENTED.


1. The election as directors of all nominees listed (except as marked to the contrary below).

                       VOTE
                     WITHHELD                FOR ALL
FOR ALL              FOR ALL                 NOMINEES
NOMINEES             NOMINEES                 EXCEPT
  [ ]                  [ ]                      [ ]


Thomas A. Patronite and John D. Randall

INSTRUCTION: To withhold your vote for any individual nominee, mark "For All Nominees Except" and write that nominee's name on the line provided below:

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2. The ratification of the appointment of Deloitte & Touche LLP as independent auditiors of SGV Bancorp, Inc. for the fiscal year ending June 30, 2000.


FOR                   AGAINST                 ABSTAIN
[ ]                     [ ]                     [ ]


The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a Proxy Statement dated October 15, 1999 and of the Annual Report to Shareholders.

Signature of Shareholder ______________________________     Date: _____________

Signature of Shareholder ______________________________     Date: _____________

  Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder may sign, but only one signature is required.